Exhibit 1(z)

BLACKROCK VARIABLE SERIES FUNDS, INC.

ARTICLES OF AMENDMENT

BLACKROCK VARIABLE SERIES FUNDS, INC., a Maryland corporation (the “Corporation”), does hereby certify to the State Department of Assessments and Taxation of the State of Maryland that:

FIRST: Pursuant to Section 2-605 of the Maryland General Corporation Law (the “MGCL”), the charter of the Corporation is hereby amended by renaming each series of the Corporation as set forth below:

Current Name of Series	New Name of Series
BlackRock Government Income V.I. Fund	BlackRock U.S Government Bond V.I. Fund
BlackRock High Income V.I. Fund	BlackRock High Yield V.I. Fund
BlackRock International Value V.I. Fund	BlackRock International V.I. Fund

SECOND: The amendment to the charter of the Corporation that is effected by these Articles of Amendment has been approved by a majority of the entire board of directors of the Corporation and is limited to a change expressly authorized by Section 2-605(a)(2) of the MGCL to be made without action by the stockholders of the Corporation.

THIRD: The authorized stock of the Corporation has not been increased by these Articles of Amendment.

FOURTH: As amended hereby, the charter of the Corporation shall remain in full force and effect.

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IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its President and witnessed by its Secretary as of the __ day of __________, 2011.

BLACKROCK VARIABLE SERIES FUNDS, INC.
By:_________________________________
John M. Perlowski
President

WITNESS

__________________________________

Ira P. Shapiro

Secretary

The undersigned, the President of the Corporation, who executed on behalf of the Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges the foregoing Articles of Amendment to be the act of the Corporation and further certifies, as to all of the matters and facts required to be verified under oath, that to the best of his knowledge, information and belief, the matters and facts set forth herein are true in all material respects, under penalties of perjury.

____________________________________
John M. Perlowski
President

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